Exhibit 99.1

Fold Holdings, Inc. (NASDAQ: FLD)

Announces Third Quarter 2025 Results

Revenue: $7.4 million, 41% YoY increase

Net Income: $0.6 million

Transaction Volumes up 43% YoY

Bitcoin Investment Treasury Holdings: 1,526 BTC1

PHOENIX – November 10, 2025

Fold Holdings, Inc. (NASDAQ: FLD) (“Fold”, “we”, or “our”), the first publicly traded bitcoin financial services company, today announced financial results for the third quarter ended September 30, 2025.

Financial Highlights

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Revenue: $7.4 million; 41% YoY increase
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Net Income: $0.6 million
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Adjusted EBITDA2 (Loss): ($4.2) million
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Earnings Per Share: $0.01 per share
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Adjusted EBITDA (Loss) Per Share2: ($0.09) per share
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Bitcoin Investment Treasury Holdings1: 1,526 BTC

Key Operating Metrics

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Total Transaction Volume: $235 million; 43% YoY increase
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Total Active Accounts: 625,000+, added +7,500 new accounts in the quarter
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Total Verified Accounts: 82,000+, added +2,000 new verified accounts in the quarter

CEO Commentary

“We delivered a strong third quarter, with consistent growth across core metrics and clear execution on the priorities we set earlier this year,” said Fold Chairman and CEO Will Reeves. “Revenue grew 41% year-over-year QTD, and 48% YTD as of September 30, 2025, and Fold continues to scale as we expand the product suite and make bitcoin part of people’s everyday financial experiences.”

Mr. Reeves continued, “This quarter marked several important milestones. We formalized our partnership with Visa and Stripe for the upcoming Fold Bitcoin Rewards Credit CardTM, laying the foundation for what we believe will be the standard for bitcoin rewards programs, built on trusted infrastructure with broad market reach. We’re focused on delivering a premium, bitcoin-native credit experience. Momentum continues to build ahead of the launch with a growing waitlist and strong inbound interest from users and partners.

The Fold Bitcoin Gift CardTM also gained meaningful traction. In addition to its availability in-app and online, physical cards are now available at Kroger. On October 31, we went live with our nationwide partnership with Steak ‘n Shake that rewards customers with a $5 Bitcoin Gift Card when they purchase a Steak ‘n Shake Bitcoin Meal or Bitcoin Steakburger. Through our distribution networks, we expect to continue to expand across additional retail outlets in the near term, making bitcoin more accessible at checkout for millions of consumers. These channels provide broad retail visibility, expand our top-of-funnel, and offer a scalable, differentiated path for customer acquisition.

On the capital side, we secured a $45 million revolving credit facility from Two Prime Lending. This facility increases our financial liquidity, allowing us to accelerate growth initiatives and act quickly on strategic opportunities as they arise. Importantly, we maintain full discretion over if and when we may request an advance under the credit facility, preserving flexibility while maintaining capital discipline. This complements our existing $250 million equity purchase facility, which enables Fold to be opportunistic in accumulating bitcoin while sustaining a strong and flexible balance sheet. Both initiatives support our broader mission of building a company aligned with bitcoin’s long-term growth and adoption.

Our bitcoin treasury remains a core part of Fold’s long-term strategy. As of November 6, 2025, we held 1,526 bitcoin, valued at approximately $154 million as of that date. Our approach remains disciplined. We have not sold a single bitcoin since going public, and we continue to build our position judiciously.”

Mr. Reeves concluded, “Fold’s ecosystem continues to expand, and each product - debit, rewards, and soon, credit - strengthens the others. We’re building a connected financial experience that turns everyday spending into long-term ownership. Every product we launch reinforces our mission to make bitcoin accessible, usable, and rewarding for everyone. With a durable business model, a strong balance sheet, and a growing product suite, we believe Fold is well-positioned for sustained growth in 2026 and beyond.”

Strategic & Business Updates:

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Upcoming Fold Bitcoin Rewards Credit Card
o
Traditional unsecured credit card - spend USD, earn bitcoin rewards
o
Powered by Visa and Stripe
o
Rewards rate up to 3.5%
o
75,000+ people on the waitlist
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Fold Bitcoin Gift Card
o
New distribution channel for bitcoin financial services
o
Available online (Fold app, foldapp.com, giftcards.com, etc.)

o
Available in store (~2,000 Kroger brand locations)
o
Expansion to additional locations expected soon
o
Mass market customer acquisition strategy
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Custody and Trading Expansion
o
Opening exchange to an expanded user base
o
Expanding coverage to users in additional states
o
Enhanced funding options and larger order acceptance

Earnings Call and Webcast Information:

Fold will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of results followed by a question-and-answer period. To participate in this event, please log on or dial in approximately 5 minutes before the beginning of the call.

Date: November 10, 2025

Time: 5:00 p.m. ET

Participant Call Links:

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Live Webcast: Link
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Dial-in Registration Link: Link
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A replay of the call will be archived at https://investor.foldapp.com

Footnotes

1 Fold’s Bitcoin Investment Treasury is 1,526 BTC as of November 6, 2025, and was 1,494 BTC as of September 30, 2025.

2 Adjusted EBITDA and Adjusted EBITDA Per Share are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) (a “Non-GAAP Financial Measure”). Please see “Non-GAAP Financial Measures” at the end of this press release.

About Fold:

Fold (NASDAQ: FLD) is the first publicly traded bitcoin financial services company, making it easy for individuals and businesses to earn, save, and use bitcoin. With 1,526 BTC in its bitcoin investment treasury as of November 6, 2025, Fold is at the forefront of integrating bitcoin into everyday financial experiences. Through innovative products like the Fold App, Fold Card, Fold Credit Card, and Fold Bitcoin Gift Card, the company is building the bridge between traditional finance and the bitcoin-powered future.

Forward-Looking Statements:

The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws. All statements that are not statements of historical fact are forward-looking statements. Forward-looking statements may be identified by the use of words such as “may,” “could,” “would,” “should,” “predict,” “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include the potential benefits of our equity purchase facility (the “ELOC”) and the Credit Facility, Fold’s treasury strategy and the potential success of Fold’s market, product and growth strategies. These statements are based on assumptions and on the current expectations of Fold’s management and are not predictions of actual performance. Many actual events and circumstances are beyond the control of Fold. These forward-looking statements are subject to a number of risks and uncertainties, including: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the failure to realize the anticipated benefits of Fold’s business combination with FTAC Emerald Acquisition Corp. (the “business combination”); (iii) the effect of the consummation of the business combination on Fold’s business relationships, performance, and business generally; (iv) our continued ability to implement business plans and other expectations after the business combination, and identify and realize additional opportunities; (v) the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive industry in which Fold operates; (vi) volatility in the market price of bitcoin; (vii) the ability of Fold to gain full access to the ELOC, which is dependent on Fold’s ability to obtain stockholder approval and to satisfy the other conditions provided in the ELOC and which can be limited because the investor in the ELOC can refuse to invest to the extent the investment would result in the investor holding more than 9.99% of our shares of common stock; and (viii) those factors discussed in Fold’s filings with the Securities and Exchange Commission. If any of these risks materialize or Fold’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Fold may elect to update these forward-looking statements at some point in the future, Fold specifically disclaims any obligation to do so, except as required by law.

Fold Holdings, Inc. Condensed Balance Sheets (Unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$6,663,463	$18,330,359
Accounts receivable, net	289,940	451,455
Inventories	366,049	262,813
Digital assets - rewards treasury	9,295,587	8,569,651
Prepaid expenses and other current assets	2,460,384	687,100
Total current assets	19,075,423	28,301,378
Digital assets - investment treasury	170,392,495	93,568,700
Capitalized software development costs, net	1,188,750	1,000,065
Deferred transaction costs	-	2,784,893
Other non-current assets	309,444	-
Total assets	$190,966,112	$125,655,036

Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable	$1,051,437	$1,113,552
Accrued expenses and other current liabilities	2,221,132	71,858
December 2024 convertible note, net	-	11,752,905
Customer rewards liability	9,295,587	8,569,651
Deferred revenue	382,983	387,776
Total current liabilities	12,951,139	21,895,742
Deferred revenue, long-term	440,013	487,690
June 2025 convertible note, net	21,644,139	-
March 2025 convertible note - related party	60,750,183	-
Simple Agreements for Future Equity (“SAFEs”)	-	171,080,533
Other non-current liabilities	491,397	-
Total liabilities	96,276,871	193,463,965
Commitments and contingencies (Note 13)
Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value; 20,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2025 and 10,204,880 shares issued and outstanding at December 31, 2024	-	1,020
Common stock, $0.0001 par value; 600,000,000 shares authorized, 48,720,405 shares issued and 48,018,545 shares outstanding at September 30, 2025 and 5,836,882 shares issued and outstanding at December 31, 2024	4,873	584
Additional paid-in-capital	230,932,280	33,537,989
Accumulated deficit	(136,247,912)	(101,348,522)
Total stockholders’ equity (deficit)	94,689,241	(67,808,929)
Total liabilities and stockholders’ equity	$190,966,112	$125,655,036

Fold Holdings, Inc. Condensed Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues, net	$7,398,939	$5,241,889	$22,662,702	$15,311,724

Operating expenses
Banking and payment costs	6,519,736	5,014,699	20,961,281	14,459,183
Custody and trading costs	244,954	94,791	433,550	144,577
Compensation and benefits	3,728,954	734,193	13,863,551	2,340,838
Marketing expenses	237,625	138,765	1,258,346	219,567
Professional fees	1,294,394	3,171,141	4,353,244	3,446,671
Amortization expense	232,853	88,155	430,761	207,900
(Gain) loss on customer rewards liability	506,796	(74,091)	1,477,444	2,344,103
(Gain) loss on digital assets - rewards treasury	(637,712)	(98,715)	(1,961,803)	(2,639,860)
Other selling, general and administrative expenses	1,211,657	342,110	3,612,533	1,001,612
Total operating expenses	13,339,257	9,411,048	44,428,907	21,524,591
Operating loss	(5,940,318)	(4,169,159)	(21,766,205)	(6,212,867)

Other income (expense)
Gain (loss) on digital assets - investment treasury	10,238,866	729,041	31,203,938	(377,039)
Change in fair value of SAFEs	-	(58,910,897)	(6,503,113)	(59,042,901)
Change in fair value of convertible note	(2,626,932)	-	(14,470,683)	-
Convertible note issuance costs and fees	-	-	(9,569,109)	-
Loss on extinguishment of debt	-	-	(9,612,199)	-
Interest expense	(1,179,216)	-	(4,425,703)	-
Other income	60,961	47,036	247,662	72,203
Other income (expense), net	6,493,679	(58,134,820)	(13,129,207)	(59,347,737)

Net income (loss) before income taxes	553,361	(62,303,979)	(34,895,412)	(65,560,604)
Income tax expense (benefit)	(881)	6,699	3,978	14,567
Net income (loss)	$554,242	$(62,310,678)	$(34,899,390)	$(65,575,171)

Net income (loss) attributable to common stockholders:
Basic	$554,242	$(62,310,678)	$(34,899,390)	$(65,575,171)
Diluted	$554,242	$(62,310,678)	$(34,899,390)	$(65,575,171)
Net income (loss) per share attributable to common stockholders:
Basic	$0.01	$(10.68)	$(0.88)	$(11.23)
Diluted	$0.01	$(10.68)	$(0.88)	$(11.23)
Weighted-average shares used to compute net income (loss) per share:
Basic	46,911,561	5,836,882	39,781,781	5,836,882
Diluted	46,915,361	5,836,882	39,781,781	5,836,882

Fold Holdings, Inc. Condensed Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(34,899,390)	$(65,575,171)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	430,756	207,900
Gain on digital assets - rewards treasury	(1,961,803)	(2,639,860)
(Gain) loss on digital assets - investment treasury	(31,203,938)	377,039
Loss on customer rewards liability	1,477,444	2,344,103
Change in fair value of convertible note	14,470,683	-
Convertible note issuance costs and fees	9,569,109	-
Loss on extinguishment of debt	9,612,199	-
Amortization of debt issuance costs	122,902	-
Amortization of debt discount and premium	768,225	-
Change in fair value of SAFEs	6,503,113	59,042,901
Share-based compensation expense	8,470,932	-
Increase (decrease) in cash resulting from changes in:
Accounts receivable, net	161,515	8,710
Inventories	(103,236)	(49,789)
Prepaid expenses and other current assets	581,100	(3,313)
Accounts payable	(104,846)	1,602,479
Accrued expenses and other current liabilities	2,413,679	49,508
Customer reward liability	1,826,398	1,323,384
Deferred revenue	(52,470)	(81,116)
Other non-current liabilities	491,397	-
Net cash used in operating activities	(11,426,231)	(3,393,225)

Cash flows from investing activities
Purchases of digital assets	(3,138,623)	(1,306,064)
Proceeds from sales of digital assets	-	104,868
Payments for capitalized software development costs	(619,446)	(510,051)
Net cash used in investing activities	(3,758,069)	(1,711,247)

Cash flows from financing activities
Proceeds from recapitalization	804,600	-
Payments of deferred IPO costs	(652,013)	-
Proceeds received from SAFE financings	-	8,000,000
Payment of debt issuance costs	(113,320)	-
Proceeds from issuance of common stock	3,478,137	-
Net cash provided by financing activities	3,517,404	8,000,000

Net (decrease) increase in cash and cash equivalents	(11,666,896)	2,895,528
Cash and cash equivalents, beginning of period	18,330,359	1,491,544
Cash and cash equivalents, end of period	$6,663,463	$4,387,072

Non-cash investing and financing activities
Proceeds from SAFE financings received in digital assets	$-	$64,106,134
Non-cash payment of interest with common stock	1,246,667	-
Distributions of digital assets to fulfill customer reward redemptions	2,577,906	2,628,920
Distributions of digital assets to satisfy other current obligations	184,983	55,404
Recapitalization	173,019,904	-
Proceeds from convertible debt received in digital assets - related party	43,965,525	-
Change in fair value of Series C Warrants included in loss on extinguishment	498,771	-
Non-cash amortization of deferred issuance costs	43,806
Distributions of digital assets for prepaid interest - related party	2,313,975	-

Non-GAAP Financial Measures

Adjusted EBITDA

In addition to net loss and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) to monitor the financial health of our business. Adjusted EBITDA is defined as net loss, excluding (i) interest expense, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) share-based compensation, (v) remeasurement gains and losses such as fair value remeasurements on our digital assets, convertible notes, and SAFE notes, and (vi) impairments, restructuring charges, and business acquisition- or disposition-related expenses that we believe are not indicative of our core operating results. This non-GAAP financial information has limitations as an analytical tool when assessing our operating performance, is presented for supplemental informational purposes only, should not be considered in isolation or as a substitute for, or superior to, financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and/or render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of core operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net loss:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$554,242	$(62,310,678)	$(34,899,390)	$(65,575,171)
Add:
Interest expense	1,179,216	-	4,425,703	-
Income tax expense (benefit)	(881)	6,699	3,978	14,567
Amortization expense	232,853	88,155	430,761	207,900
Share-based compensation expense	1,575,422	-	8,470,902	-
(Gain) loss on customer rewards liability	506,796	(74,091)	1,477,444	2,344,103
(Gain) loss on digital assets - rewards treasury	(637,712)	(98,715)	(1,961,803)	(2,639,860)
(Gain) loss on digital assets - investment treasury	(10,238,866)	(729,041)	(31,203,938)	377,039
Change in fair value of SAFEs	-	58,910,897	6,503,113	59,042,901
Change in fair value of convertible note	2,626,932	-	14,470,683	-
Convertible note issuance costs and fees	-	-	9,569,109	-
Loss on extinguishment of debt	-	-	9,612,199	-
Adjusted EBITDA	$(4,201,998)	$(4,206,774)	$(13,101,239)	$(6,228,521)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Adjusted EBITDA (Loss)	$(4,201,998)	$(4,206,774)	$(13,101,239)	$(6,228,521)
Weighted-average shares used to compute basic and diluted net loss per share	46,911,561	5,836,882	39,781,781	5,836,882

Adjusted EBITDA (Loss) per share attributable to common stockholders:
Basic and diluted	$(0.09)	$(0.72)	$(0.33)	$(1.07)

For investor and media inquiries, please contact:

Investor Relations:
Orange Group

Samir Jain, CFA

FoldIR@orangegroupadvisors.com

Media:

Elev8 New Media

Jessica Starman, MBA

Media@foldapp.com